Exhibit 99.1

New Relic Announces Fourth Quarter and Full Fiscal Year 2016 Results

Revenue increased 57% year-over-year to $52.5 million in the fourth quarter

Dollar-Based Net Expansion Rate of 140% for the fourth quarter

Monthly Recurring Revenue from Enterprise customers grows over 90% in FY16

San Francisco – May 10, 2016 – Software analytics company New Relic, Inc. (NYSE: NEWR) today announced financial results for the fourth quarter and fiscal year ended March 31, 2016.

“Fiscal 2016 was a record breaking year for New Relic, as we continued to execute our vision to be the first, best place for companies of all sizes to understand their digital business,” said Lew Cirne, founder and CEO, New Relic. “What’s really exciting is that we’re beginning to see the world’s most innovative and the world’s biggest companies standardize on New Relic. In fact, in the past year, our enterprise business grew over 90%, as we crossed through 1,500 Enterprise paid business accounts. As we enter fiscal 2017, we remain focused on extending further into the enterprise via our multi-product software analytics strategy.”

“We were thrilled to be able to maintain strong growth in fiscal 2016 while improving our non-GAAP operating margins by 1,000bps for the second consecutive year,” said Mark Sachleben, CFO, New Relic. “Looking ahead, we are pleased to be able to guide to a similar level of improvement for a third year in a row in fiscal 2017, as we continue to see great leverage in our operating model.”

Fourth Quarter 2016 Financial Highlights:

•	Revenue of $52.5 million, up 57% compared with the fourth quarter of fiscal 2015 and 10% from the third quarter of fiscal 2016.

•	GAAP loss from operations was $19.3 million for the fourth quarter of fiscal 2016, compared with $14.7 million for the fourth quarter of fiscal 2015. Non-GAAP loss from operations was $12.0 million for the fourth quarter of fiscal 2016, compared with $10.2 million for the fourth quarter of fiscal 2015.

•	GAAP net loss per share was $0.39 for the fourth quarter of fiscal 2016 based on 49.6 million weighted-average shares outstanding, compared with $0.32 for the fourth quarter of fiscal 2015 based on 47.0 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.24 for the fourth quarter of fiscal 2016 based on 49.6 million non-GAAP weighted-average shares outstanding, compared with $0.22 for the fourth quarter of fiscal 2015 based on 47.0 million non-GAAP weighted-average shares outstanding.

•	Cash, cash equivalents and short-term investments were $191.3 million at the end of the fourth quarter of fiscal 2016, compared with $191.0 million at the end of the third quarter of fiscal 2016.

Fiscal 2016 Financial Highlights:

•	Revenue of $181.3 million, up 64% compared with fiscal 2015.

•	GAAP loss from operations was $67.6 million for fiscal 2016, compared with $49.9 million for fiscal 2015. Non-GAAP loss from operations was $41.2 million for fiscal 2016, compared with $36.2 million for fiscal 2015.

•	GAAP net loss per share was $1.39 for fiscal 2016 based on 48.4 million weighted-average shares outstanding, compared with $1.98 for fiscal 2015 based on 25.3 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.85 for fiscal 2016 based on 48.4 million non-GAAP weighted-average shares outstanding, compared with $0.85 for fiscal 2015 based on 42.7 million non-GAAP weighted-average shares outstanding.

Customer Highlights:

•	Paid Business Accounts as of March 31, 2016 of 13,518.

•	Dollar-Based Net Expansion Rate for the fourth quarter of 140%.

•	New customers in the fourth quarter included: Creative Assembly, Immobilien Scout GmbH, Irish Continental Group, John Lewis, Kiva Microfunds, PointClickCare, PowerSchool, PT Global Digital Niaga (Blibli.com), SAVO Group, Things Remembered, Woodbine Entertainment Group and Xero.

•	Expanded customer relationships in the fourth quarter included: Adobe Systems Inc., CareerBuilder, Cisco, Concur, Discovery Education, DocuSign Inc., Dunkin’ Brands Inc., Harvard Business Publishing, LinkedIn, Norwegian Cruise Line, Pearson, Rakuten, Ryanair, Thomas Cook, Under Armour and Unilever.

Fourth Quarter & Recent Business Highlights:

•	Partnered with Major League Baseball [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Announces-Major-League-Baseball-Partnership-Joining-the-Worlds-Most-Data-Driven-Sport-with-the-Worlds-Most-Powerful-Software-Analytics-Platform/default.aspx]; joining the world’s most data-driven sport with the world’s most powerful software analytics platform.

•	Expanded presence in Australia [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/Leading-Australian-Companies-Trust-New-Relic-to-Drive-Digital-Business/default.aspx], both through new customer wins, as well as additional field representatives in the region.

•	Announced a set of new features [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Delivers-Innovations-for-IT-Operations-Teams/default.aspx] across the New Relic Software Analytics Cloud that offer IT operations teams increased visibility, and the ability to diagnose and resolve performance problems quickly.

•	Appointed Sohaib Abbasi and James Tolonen to New Relic’s Board of Directors [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Appoints-Sohaib-Abbasi-and-James-Tolonen-to-Its-Board-of-Directors/default.aspx].

Outlook:

New Relic is initiating its outlook for its first quarter of fiscal 2017, as well as the full fiscal year 2017.

•	First Quarter Fiscal 2017 Outlook:

•	Revenue between $56.2 million and $57.2 million, representing year-over-year growth of between 47% and 50%.

•	Non-GAAP loss from operations of between $11.5 million and $12.5 million.

•	Non-GAAP net loss per share of between $0.23 and $0.25. This assumes 50.4 million non-GAAP weighted average common shares outstanding.

•	Full Year Fiscal 2017 Outlook:

•	Revenue between $248 million and $253 million, representing year-over-year growth of between 37% and 40%.

•	Non-GAAP loss from operations of between $31.5 million and $35.5 million.

•	Non-GAAP net loss per share of between $0.61 and $0.69. This assumes 51.6 million non-GAAP weighted average common shares outstanding.

Conference Call Details:

•	What: New Relic financial results for the fourth quarter and full fiscal 2016 and outlook for the first quarter of fiscal 2017 and the full year of fiscal 2017

•	When: May 10, 2016 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•	Dial in: To access the call in the U.S., please dial (877) 201-0168, and for international callers, please dial (647) 788-4901. Callers may provide confirmation number 86764652 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•	Replay: Following the completion of the call through 11:59 PM Eastern Time on May 17, 2016, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 86764652.

About New Relic

New Relic is a software analytics company that delivers real-time insights to more than one million users and 13,000 paid business accounts. As a multi-tenant SaaS platform, the New Relic Software Analytics Cloud helps companies securely monitor their production software in virtually any environment, without having to build or maintain dedicated infrastructure. New Relic helps companies improve application performance, create delightful customer experiences, and realize business success. Learn more at newrelic.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2017 and for the full year of fiscal 2017, expected improvements in non-GAAP operating margins, our expectations for improvements throughout fiscal 2017 in operating loss, our longer-term expectations in future years, non-GAAP operating income, operating cash flow and free cash flows, market trends and opportunity, customer adoption and momentum of New Relic’s products, including by enterprise customers, competitive advantages, our ability to increase capacity and potential growth, particularly in Europe and Australia, New Relic’s value proposition to its customers, the benefits of the addition of the two new members of the Board of Directors, effect of potential pricing changes, benefits and outcome of partnership with Amazon Web Services and Major League Baseball Advanced Media, and New Relic’s ability to execute on its vision. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; New Relic’s ability to persuade New Relic’s customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP net loss, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative and non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders. New Relic uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. New Relic believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) lawsuit litigation expense, (5) the transaction costs related to acquisition, and (6) employer payroll tax expense on equity incentive plans, as applicable. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

With respect to New Relic’s outlook provided under “Outlook” above and in the earnings call referencing this press release, New Relic has not reconciled its expectations as to non-GAAP loss from operations, non-GAAP net loss per share, or free cash flow to their most directly comparable GAAP measure because certain items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans are out of New Relic’s control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort.

Operating Metrics

New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.

New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions.

New Relic is a registered trademark of New Relic, Inc.

All product and company names herein may be trademarks of their registered owners.

Investor Contact

Jonathan Parker

New Relic, Inc.

503-336-9280

IR@newrelic.com

Media Contact

Andrew Schmitt

New Relic, Inc.

415-869-7109

aschmitt@newrelic.com

Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
Revenue	$52,492	$33,388	$181,309	$110,391
Cost of revenue	10,621	6,801	37,183	21,802

Gross profit	41,871	26,587	144,126	88,589
Operating expenses:
Research and development	15,009	7,366	46,394	24,024
Sales and marketing	36,476	26,067	129,677	89,162
General and administrative	9,679	7,846	35,693	25,319

Total operating expenses	61,164	41,279	211,764	138,505

Loss from operations	(19,293)	(14,692)	(67,638)	(49,916)
Other income (expense):
Interest income	199	117	647	176
Interest expense	(21)	(21)	(68)	(104)
Other income (expense), net	70	(210)	(126)	(390)

Loss before income taxes	(19,045)	(14,806)	(67,185)	(50,234)
Income tax provision (benefit)	149	19	302	(85)

Net loss	$(19,194)	$(14,825)	$(67,487)	$(50,149)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.32)	$(1.39)	$(1.98)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	49,644	46,984	48,410	25,290

Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	March 31,	March 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$65,914	$105,257
Short-term investments	125,414	95,503
Accounts receivable, net of allowance for doubtful accounts of $664 and $282, respectively	32,514	13,813
Prepaid expenses and other current assets	6,109	4,299

Total current assets	229,951	218,872
Property and equipment, net	40,147	35,397
Restricted cash	8,115	4,623
Goodwill	11,828	2,053
Intangible assets, net	3,661	2,300
Other assets, non-current	742	1,466

Total assets	$294,444	$264,711

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,450	$4,969
Accrued compensation and benefits	11,631	6,288
Other current liabilities	4,725	3,623
Deferred revenue	72,397	29,185

Total current liabilities	93,203	44,065
Deferred rent, non-current	4,658	4,638
Deferred revenue, non-current	2,326	124
Other liabilities, non-current	1,024	1,014

Total liabilities	101,211	49,841
Stockholders’ equity:
Common stock, $0.001 par value	50	47
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	392,511	346,671
Accumulated other comprehensive income	22	15
Accumulated deficit	(199,087)	(131,600)

Total stockholders’ equity	193,233	214,870

Total liabilities and stockholders’ equity	$294,444	$264,711

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Year Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss:	$(67,487)	$(50,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,119	9,044
Stock-based compensation expense	23,268	11,666
Other	2,420	36
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable	(19,456)	(8,565)
Prepaid expenses and other assets	(1,834)	(1,449)
Accounts payable	(774)	1,012
Accrued compensation and benefits and other liabilities	7,205	4,790
Deferred revenue	45,414	18,948
Deferred rent	131	1,046

Net cash provided by (used in) operating activities	4,006	(13,621)
Cash flows from investing activities:
Purchases of property and equipment	(11,732)	(12,628)
Acquisition of business, net of cash acquired	(5,498)	(2,262)
Decrease (increase) in restricted cash	(3,492)	978
Purchases of short-term investments	(110,978)	(114,468)
Proceeds from sale and maturity of short-term investments	80,397	18,717
Capitalized software development costs	(6,748)	(9,017)

Net cash used in investing activities	(58,051)	(118,680)
Cash flows from financing activities:
Proceeds from issuances of preferred stock, net of issuance costs	—	97,243
Proceeds from initial public offering, net of issuance costs	—	119,924
Principal payments on debt	—	(271)
Proceeds from employee stock purchase plan	2,243	—
Proceeds from issuance of common stock	12,459	1,209

Net cash provided by financing activities	14,702	218,105

Net increase (decrease) in cash and cash equivalents	(39,343)	85,804
Cash and cash equivalents, beginning of period	105,257	19,453

Cash and cash equivalents, end of period	$65,914	$105,257

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
Reconciliation of gross profit and gross margin:
GAAP gross profit	$41,871	$26,587	$144,126	$88,589
Plus: Stock-based compensation	345	232	1,238	591
Plus: Amortization of purchased intangibles	200	202	939	400
Plus: Amortization of stock-based compensation capitalized in software development costs	156	66	544	179
Plus: Employer payroll tax on employee equity incentive plans	6	—	18	—

Non-GAAP gross profit	$42,578	$27,087	$146,865	$89,759

GAAP gross margin	80%	80%	79%	80%
Non-GAAP adjustments	1%	1%	2%	1%

Non-GAAP gross margin	81%	81%	81%	81%

Reconciliation of operating expenses:
GAAP research and development	$15,009	$7,366	$46,394	$24,024
Less: Stock-based compensation	(2,436)	(877)	(6,659)	(2,055)
Less: Employer payroll tax on employee equity incentive plans	(63)	—	(258)	—

Non-GAAP research and development	$12,510	$6,489	$39,477	$21,969

GAAP sales and marketing	$36,476	$26,067	$129,677	$89,162
Less: Stock-based compensation	(2,624)	(1,730)	(9,258)	(5,108)
Less: Amortization of purchased intangibles	(15)	(13)	(50)	(25)
Less: Employer payroll tax on employee equity incentive plans	(87)	—	(503)	—

Non-GAAP sales and marketing	$33,750	$24,324	$119,866	$84,029

GAAP general and administrative	$9,679	$7,846	$35,693	$25,319
Less: Stock-based compensation	(1,260)	(1,235)	(6,113)	(3,912)
Less: Lawsuit litigation	(3)	(105)	(46)	(1,322)
Less: Amortization of purchased intangibles	(44)	(38)	(150)	(75)
Less: Transaction costs related to acquisition	—	—	(385)	(71)
Less: Employer payroll tax on employee equity incentive plans	(91)	—	(301)	—

Non-GAAP general and administrative	$8,281	$6,468	$28,698	$19,939

Reconciliation of loss from operations and operating margin:
GAAP loss from operations	$(19,293)	$(14,692)	$(67,638)	$(49,916)
Plus: Stock-based compensation	6,665	4,074	23,268	11,666
Plus: Lawsuit litigation	3	105	46	1,322
Plus: Amortization of purchased intangibles	259	253	1,139	500
Plus: Transaction costs related to acquisition	—	—	385	71
Plus: Amortization of stock-based compensation capitalized in software development costs	156	66	544	179
Plus: Employer payroll tax on employee equity incentive plans	247	—	1,080	—

Non-GAAP loss from operations	$(11,963)	$(10,194)	$(41,176)	$(36,178)

GAAP operating margin	(37%)	(44%)	(37%)	(45%)
Non-GAAP adjustments	14%	13%	14%	12%

Non-GAAP operating margin	(23%)	(31%)	(23%)	(33%)

Reconciliation of net loss:
GAAP net loss	$(19,194)	$(14,825)	$(67,487)	$(50,149)
Plus: Stock-based compensation	6,665	4,074	23,268	11,666
Plus: Lawsuit litigation	3	105	46	1,322
Plus: Amortization of purchased intangibles	259	253	1,139	500
Plus: Transaction costs related to acquisition	—	—	385	71
Plus: Amortization of stock-based compensation capitalized in software development costs	156	66	544	179
Plus: Employer payroll tax on employee equity incentive plans	247	—	1,080	—

Non-GAAP net loss	$(11,864)	$(10,327)	$(41,025)	$(36,411)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.32)	$(1.39)	$(1.98)
Non-GAAP adjustments to net loss	0.15	0.10	0.54	0.54
Non-GAAP adjustment to weighted-average shares used to compute net loss per share	—	—	—	0.59

Non-GAAP net loss per share attributable to common stockholders, basic and diluted	(0.24)	(0.22)	(0.85)	(0.85)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders:
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	49,644	46,984	48,410	25,290
Conversion of preferred stock	—	—	—	17,386

Non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	49,644	46,984	48,410	42,676